                                                                     EXHIBIT 4.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                           ELITE PHARMACEUTICALS, INC.


     The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that:

     FIRST:     The name of this corporation is ELITE PHARMACEUTICALS, INC.

     SECOND:    Its Registered Office in the State of Delaware is to be located at 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The Registered Agent in charge thereof is National Registered Agents, Inc.

     THIRD:     The purpose of the corporation is to engage in lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:    The amount of the total authorized capital stock of the
corporation is 20 million, all of which are of a par value of $.01 dollars each and classified as Common stock.

     FIFTH:     The name and mailing address of the incorporator are as follows:

           NAME                            MAILING ADDRESS
           ----                            ---------------

           Theresa Lennon                  Intercounty Clearance Corporation
                                           111 Washington Avenue
                                           Albany, New York 12210

     SIXTH:     The duration of the corporation shall be perpetual.

     SEVENTH:   When a compromise or arrangement is proposed between the
corporation and its creditors or any class of them or between the corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation pursuant to the provisions of Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or of any receiver or receivers appointed for the corporation pursuant to provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the corporation.

     EIGHTH:    The personal liability of all of the directors of the
corporation is hereby eliminated to the fullest extent allowed as provided by the Delaware General Corporation Law, as the same may be supplemented and amended.

     NINTH:     The corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, shall indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.



Dated on this 1st day of October, 1997.



                                           /s/ Theresa Lennon
                                          -----------------------------
                                          Theresa Lennon, Incorporator


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ELITE PHARMACEUTICALS, INC.


     ELITE PHARMACEUTICALS, INC., a corporation organized and existing under by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The following Amendment to the Certificate of Incorporation, as set out above, was approved and adopted by the consent of a majority of all the shareholders entitled to vote thereon, and with written notice provided to those shareholders that did not consent in writing, all as in accordance with Delaware Statutes Annotated, Title 8, Section 242:

     RESOLVED, that the Certificate of Incorporation of Elite Pharmaceuticals, Inc. be amended by deleting ARTICLE FOURTH in its entirety and substituting the following:

          FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is Ten Million (10,000,000), all of which have a par value of $.01, and all classified as Common Stock. Each share of Common Stock shall entitle the holder to vote on all matters upon which shareholders vote.

          Each two of the previously authorized, issued and outstanding 14,750,200 shares of Common Stock, of the par value $.01 are hereby converted into and become one share of Common Stock, the par value of $.01 per share, and each option or warrant outstanding exercisable for two hares of the Common Stock shall be hereafter exercisable for one such share, each exercisable two times the exercise price for which the single share was previously exercisable.

     IN WITNESS WHEREOF, said Elite Pharmaceuticals, Inc. has caused this certificate to be signed by Atul M. Mehta, its President and attested by ______________________, its _____________ Secretary, this 30th day of March,
1998.


[CORPORATE SEAL]                              ELITE PHARMACEUTICALS, INC.

Attest:                                       By:
                                                    --------------------------
                                                    Atul M. Mehta, President
----------------------
       Secretary
------
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ELITE PHARMACEUTICALS, INC.

     ELITE PHARMACEUTICALS, INC., a corporation organized and existing under by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The following Amendment to the Certificate of Incorporation, as set out above, was approved and adopted by the consent of a majority of all the shareholders entitled to vote thereon, and with written notice provided to those shareholders that did not consent in writing, all as in accordance with Delaware Statutes Annoted, Title 8, Section 242:

     RESOLVED, that the Certificate of Incorporation of Elite Pharmaceuticals, Inc. be amended by deleting ARTICLE FOURTH in its entirety and substituting the following:

          FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is Twenty-Five Million (25,000,000), all of which have a par value of $.01, and all classified as Common Stock. Each share of Common Stock shall entitle the holder to vote on all matters upon which shareholders vote.

     IN WITNESS WHEREOF, said Elite Pharmaceuticals, Inc. has caused this certificate to be signed by Atul M. Mehta, its President and attested by Ellen Cianflone, its Assistant Secretary, this 28th day of May, 1998.



[CORPORATE SEAL]                                 ELITE PHARMACEUTICALS, INC.

Attest:                                          By:  /s/ Atul M. Mehta
                                                     --------------------------
 /s/ Ellen C. Cianflone                              Atul M. Mehta, President
---------------------------
Assistant Secretary